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Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:	Tracy K. Lorenz Director of Investor Relations 847/585-3899 www.careered.com

CAREER EDUCATION REPORTS RECORD
RESULTS FOR 2003 FOURTH QUARTER AND YEAR

Ends Year with Revenues up 52% & Net Income Up 77%;
4Q Starts up 74%; January Student Population Up 63%

        Hoffman Estates, Ill. (February 3, 2004)—Career Education Corporation (Nasdaq:CECO) today reported financial results for the fourth quarter and year ended December 31, 2003.

Three Months Ended December 31, 2003

        Fourth quarter 2003 revenues were $371.3 million, up 63 percent from $228.2 million for the same period last year. Fourth quarter 2003 net income was $53.4 million, or $0.51 per diluted share, up 72 percent from last year's fourth quarter net income of $31.0 million, or $0.32 per diluted share.

Twelve Months Ended December 31, 2003

        Full year 2003 revenues were $1.19 billion, up 52 percent from $780.1 million a year earlier. Full year 2003 net income was $119.2 million, or $1.19 per diluted share, up 77 percent from last year's net income of $67.5 million or $0.71 per diluted share.

Start and Population Data

        Fourth quarter 2003 new student starts rose 74 percent to approximately 22,750, up from approximately 13,100 for the same period last year.

        Total Career Education Corporation (CEC) student population on January 31, 2004 was approximately 83,200 up 63 percent from approximately 51,100 on January 31, 2003. Of the total CEC student population on January 31, 2004, approximately 11,200 students are attributable to the Whitman Education Group acquisition. On a same school basis, student population increased approximately 28 percent from January 31, 2003 to January 31, 2004.

        Total full time student population of CEC's Online Education Group on January 31, 2004 was approximately 12,200, four times the year-earlier total of approximately 3,000 students.

        "We are very pleased with our fourth quarter and year-end 2003 results," said John M. Larson, chairman, president and chief executive officer. "Our marketing message continues to reach students throughout our global network, as demonstrated by our strong population growth and our strong fourth quarter lead flow, which was up more than 70 percent compared to the same period last year. Our future success will continue to be driven by our multi-faceted growth strategy which includes acquisitions, start-up campuses, program transplants and quality online education programs."

Selected Financial Data

        Certain supplemental information related to Accounts Receivable and Bad Debt Expense are summarized below:

  •
  Quarterly Days Sales Outstanding (DSOs) for total accounts receivable were 29 days at December 31, 2003. This represents a four-day decrease from the quarterly DSOs at December 31, 2002 of 33 days. The company calculates DSOs by dividing its "Receivables, net" by average daily revenue. Average daily revenue is computed by dividing quarterly "Total revenue" by the total number of days in the quarter.

  •
  Bad Debt Expense was 5.1 percent of total revenue for the quarter ended December 31, 2003, compared with 4.8 percent for the quarter ended September 30, 2003 and 3.7 percent for the quarter ended December 31, 2002.

Business Outlook

        While the company may make further acquisitions, none are contemplated by these forward-looking statements.

  •
  We expect full year 2004 revenues to be approximately $1.58 billion to $1.60 billion and full year 2004 earnings per share to be approximately $1.56. We expect the Online Education Group's full year 2004 revenues, included in the preceding amounts, to exceed $240 million.

  •
  We expect first quarter 2004 revenues to be approximately $373 to $378 million and first quarter 2004 earnings per share to be approximately $0.32. We expect weighted average shares outstanding to be approximately 105.8 million for first quarter 2004.

  •
  We expect full year 2004 operating profit margin improvement to be approximately 50 to 75 basis points with significantly stronger improvement in the first quarter of 2004.

  •
  We expect our 2004 effective income tax rate to remain at 40.25 percent.

  •
  We expect that 2004 capital expenditures will be approximately 8.5 percent of total revenue.

  •
  The 2004 guidance reflects expenses and capital spending associated with nine new branch campuses, two of which will have their first student starts in 2005.

        Career Education Corporation will host a conference call on Wednesday, February 4, 2004 at 9:30 AM (Eastern Time). Interested parties can access a live Webcast of the conference call at www.careered.com. Participants can also listen to the conference call by dialing (617) 786-2964 or (800) 901-5217 and citing code 44245407. Please log in or dial in at least 10 minutes prior to the start time of the call to ensure connection. An archived version of the Webcast will be accessible for 90 days at www.careered.com. A replay of the conference call will also be available after 12:30 PM (Eastern Time) today for seven days by calling (617) 801-6888 or (888) 286-8010 and citing code 66024461.

        Career Education Corporation (www.careered.com) is the world's largest on-campus provider of private, for-profit postsecondary education and has a rapidly-growing presence in online education. CEC's Colleges, Schools and Universities Group operates 78 campuses in the U.S., Canada, France, the United Kingdom and the United Arab Emirates and offers doctoral degree, master's degree, bachelor's degree, associate degree and diploma programs in the career-oriented disciplines of visual communication and design technologies, information technology, business studies, culinary arts and health education. The Online Education Group operates American InterContinental University Online and Colorado Technical University Online and offers a variety of degrees in information technology, business, visual communication and education. CEC's total student population on January 31, 2004 was approximately 83,200 students.

        Except for the historical and present factual information contained herein, the matters set forth in this release, including statements under "Business Outlook" and statements identified by words such as "anticipates," "expects," "projects," "plans," "will," and similar expressions, are forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Such statements are based on information currently available to us and involve risks and uncertainties that could cause our actual growth, results, performance and business prospects and opportunities to differ materially from those expressed in, or implied by these statements. These risks and uncertainties include, but are not limited to, costs and difficulties related to the integration of acquired businesses, risks related to our ability to comply with, and the impact of changes in, legislation and regulations that affect our ability to participate in student financial aid programs, costs, risks and effects of legal and administrative proceedings and governmental regulations, future financial and operational results, competition, general economic conditions, ability to manage and continue growth, and other risk factors relating to our industry and business as detailed in our Annual Report on Form 10-K for the year ended December 31, 2002, as amended and from time to time in our reports filed with the SEC. We disclaim any responsibility to update these forward-looking statements.

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Career Education Corporation
CONSOLIDATED STATEMENTS OF INCOME
For the Three Months Ended December 31, 2003 and 2002
(Amounts in thousands, except per share data and percentages)

	2003	% of Revenue	2002	% of Revenue
Revenue:
Tuition and registration fees	$343,000	92.4%	$207,897	91.1%
Other	28,296	7.6%	20,331	8.9%

Total revenue	371,296	100.0%	228,228	100.0%

Operating expenses
Educational services and facilities	117,031	31.5%	79,630	34.9%
General and administration	153,030	41.2%	87,682	38.4%
Depreciation and amortization	13,144	3.6%	8,922	3.9%

Total operating expenses	283,205	76.3%	176,234	77.2%

Income from operations	88,091	23.7%	51,994	22.8%
Other income (expense):
Interest income	130	0.1%	166	0.1%
Interest expense	(471)	-0.1%	(560)	-0.3%
Share of affiliate earnings	1,187	0.3%	955	0.4%

Total other income	846	0.3%	561	0.2%

Income before provision for income taxes	88,937	24.0%	52,555	23.0%
Provision for income taxes	35,521	9.6%	21,548	9.4%

Net income	$53,416	14.4%	$31,007	13.6%

Diluted net income per share	$0.51		$0.32
Diluted weighted average shares outstanding	104,288		96,114

Note:
2002 bad debt expense of $8,539 has been reclassified from revenue to general and administration expense to conform with 2003 financial statement presentation

Career Education Corporation
CONSOLIDATED STATEMENTS OF INCOME
For the Year Ended December 31, 2003 and 2002
(Amounts in thousands, except per share data and percentages)

	2003	% of Revenue	2002	% of Revenue
Revenue:
Tuition and registration fees	$1,089,192	91.6%	$704,172	90.3%
Other	99,417	8.4%	75,887	9.7%

Total revenue	1,188,609	100.0%	780,059	100.0%

Operating expenses:
Educational services and facilities	413,806	34.8%	294,539	37.8%
General and administration	533,964	44.9%	338,586	43.4%
Depreciation and amortization	43,908	3.7%	33,636	4.3%

Total operating expenses	991,678	83.4%	666,761	85.5%

Income from operations	196,931	16.6%	113,298	14.5%
Other income (expense):
Interest income	1,004	0.1%	808	0.1%
Interest expense	(1,845)	-0.2%	(2,094)	-0.3%
Share of affiliate earnings	3,354	0.3%	2,348	0.3%

Total other income	2,513	0.2%	1,062	0.1%

Income before provision for income taxes	199,444	16.8%	114,360	14.6%
Provision for income taxes	80,276	6.8%	46,888	6.0%

Net income	$119,168	10.0%	$67,472	8.6%

Diluted net income per share	$1.19		$0.71
Diluted weighted average shares outstanding	100,522		94,970

Note:
2002 bad debt expense of $29,051 has been reclassified from revenue to general and administration expense to conform with 2003 financial statement presentation

Career Education Corporation
SELECTED BALANCE SHEET & FINANCIAL DATA
As of December 31, 2003 and 2002
(Dollars in thousands)

	2003	2002
Cash and cash equivalents	$161,235	$33,474
Receivables, net	117,360	75,498
Current assets	335,791	149,244
Total assets	1,119,150	586,136
Current liabilities	306,621	160,208
Long-term debt, net of current maturities	25,453	2,686
Other long-term liabilities	39,256	17,545
Stockholders' equity	747,820	405,697

	Purchases of property and equipment, net	Net cash provided by operating activities
For the three months ended December 31, 2003	$46,902	$113,318
For the year ended December 31, 2003	$100,272	$233,287

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  Exhibit 99.1